                              EMPLOYMENT AGREEMENT

State of Texas County of Bell

   This Agreement is made by and between Bernadette Pate, "Employee" and
Communicate Now.com Inc. "Employer". This Agreement is made on November 21,
2000, and becomes effective December 15, 2000.

   In consideration of the promises and of the mutual covenants and agreements contained in this (Employment Agreement), here in after known as the Agreement, the parties hereby agree as follows:

                                 I. Definitions

        1.01    "Customer" is hereby defined for the compensation section of this agreement as a person or entity that purchases a
                 Communicate Now.com Inc. display advertisement, mini web page, or web page for the first time.

        1.02    "Employer" is hereby defined as Communicate Now.com Inc., a
                 Delaware Corporation.

        1.03    "Employee" is hereby defined as Bernadette (Bunny) Pate.

               II. SCOPE OF AGREEMENT AND LIMITATIONS OF AUTHORITY

        2.01    The purpose of this Agreement is to employ Employee for the express purpose of allowing Employee to manage Employer's office and operations help center, and serve in a secretary capacity.
                Employee is entitled to the rights and privileges detailed in this Agreement and to no other privileges. Employee shall be entitled to compensation per the compensation section of this
                Agreement.

        2.02    Employee has no authority to act for or on behalf of Employer except as provided for in this Agreement and in the Bylaws of the Corporation. No other authority, power or use is granted or implied.

        2.03    Employee may not make, revise, alter, or otherwise diverge from the terms, conditions, prices or policies furnished to Employee by Employer.

        2.04    Employee may not incur and debt, obligation, expense or other liability of any kind against Employer without Employer's
                express prior and written permission, or in accordance with the
                Bylaws of the Corporation.

                III. DUTIES OF EMPLOYEE AND TERM OF THE AGREEMENT

        3.00     Employee is being hired to manage Training, Development, and
                 Creative Marketing for the Company under the direction of the
                 Vice President of Sales and Marketing.

        3.01    The term of the Agreement shall be for one year from the date the Agreement is executed by the Employee and Employer, here in after known as "the parties".

        3.02    If, after the term of the Agreement has expired, the parties continue to do business together as if the Agreement were still in effect, the Agreement shall be renewed and shall continue in effect until one of the parties notifies the other in writing of its termination. The termination letter must give 30 days'
                written notice to the other party.

        3.03    Termination may be by agreement, on 30 days' written notice pursuant to Provision 3.02 above, or on the breach of this
                Agreement by Employee. The breach of this Agreement includes, but is not limited to, a violation of Employer's rules or
                policies, a breach of the non-competition agreement contained in this Agreement, the making of a misrepresentation or false statement by Employee, nonperformance of Employee's duties, death of Employee, or the occurrence of a conflict of interest between Employee and Employer.

                (a) A decision by Employer to terminate this Agreement shall be without prejudice to any other remedy to which Employer may be entitled either at law or in equity or under this
                    Agreement, and shall follow the notice for a termination as outlined in provision 3.02.

                (b) Employer may also have the right to declare this Agreement void and terminate the employment contract in the event that
                    Employer files a petition in bankruptcy court or is
                    adjudicated bankrupt, has a receiver appointed of his
                    assets, or makes a general assignment of his assets for the benefit of his creditors.

        3.04    If Employee becomes permanently disabled because of sickness, or physical or mental disability, or for any other reason, so that it reasonably appears that he will be unable to perform his duties under this Agreement, Employer shall have the option to terminate this Agreement immediately by giving written notice of the termination to Employee as outlined in provision 3.02. The termination shall be without prejudice to any other right or remedy to which Employer may be entitled either in law or in equity or under this Agreement.

        3.05    Effect of Termination on Compensation. In the event of
                termination of this Agreement prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation earned prior to the date of termination as provided for in the compensation section of this agreement.

        3.06    In the event of termination of this Agreement prior to the completion of the specified term, Employee shall automatically and completely forever forfeit any rights employee may have in any bonus, incentive plan or Employer benefit or pension plan, if any, established by Employer. Furthermore; Employee will forfeit any right or title to commissions on sales that may have been instituted by Employee but have not been completed and approved prior to the termination of this Agreement.

        3.07    Damages for Breach of Contract. In the event of a breach of this
                Agreement by Employee, Employer may recover from Employee any and all damages that Employer may sustain as a result of the breach of this Agreement. This includes Employer's legal fees.

        3.08    Payment of Monies due a Deceased Employee. If Employee dies prior to the expiration of the term of the Agreement, any monies that may be due Employee under this Agreement shall be paid to
                Employee's executors, administrators, heirs, personal
                representatives, successors or assigns.

        3.09    Employee hereby represents and warrants to Employer that
                Employee is not under any impediment, restraint, or disability that would prohibit, hinder, or in any way impair Employee's working ability or relationship with Employer. Employee hereby represents that Employee is under no prior restrictive trade covenant agreement or other legal restraint which would cause a breach of the agreement if Employee becomes an employee or
                Employer, and Employee represents that Employer will not be in violation of any such prior employment contract or restrictive trade agreement by hiring Employee.

        3.10    Duties. Employer hereby hires employee to perform the duties of
                Manager, Training and Development. Employee agrees to provide prompt, courteous, efficient, and professional efforts to
                promote the work assigned by Employer and covered by this
                Agreement.

        3.11    Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or subsequently promulgated by Employer.

        3.12    The employment or Employee shall continue only so long as
                services rendered by Employee are satisfactory to Employer, regardless of any other provision contained in this Agreement.
                Employer shall be the sole judge as to whether the services of
                Employee are satisfactory.

        3.13    In addition to the foregoing, Employee shall perform such other work as may be assigned, subject to the instruction, direction, and control of Employer, provided only that any such additional duties shall be covered by the compensation schedule reflected in this Agreement.

        3.14    Employer shall have the right at any time during this Agreement to assign Employee, in the discretion of Employer, to perform duties different in any manner whatsoever from the duties
                originally assigned and specified above.

        3.15    Employee shall devote Employee's entire time, ability, and attention to the business of Employer during the term of this contract. Employee shall not directly or indirectly render any services to any business or to any other person or organization, or be involved in any business or commercial or professional venture of any nature, whether for compensation or otherwise, without the prior written consent of Employer.

                                IV. COMPENSATION

        4.01    In consideration of Employee's efforts, Employer agrees to pay to Employee;

                1.       Base pay of $52,500.00 USD per year.

                2.       A sign on Bonus of 5,000 shares of restricted common
                         stock in the company, CommunicateNow.Com Inc. and
                         $1,000.00 cash

                3.       Supply medical coverage in accordance with the
                         Employer's normal health insurance plan.

                4.       Six paid holidays and 3 weeks of paid vacation per year.

        4.02    Employer agrees to pay Employee twice per month, on the first
                (1st) and the fifteenth (15th).

        4.03    Employer shall deduct from Employee's compensation all
                applicable local, state, federal or foreign taxes, including income tax, withholding tax, social security tax, and pension contributions, if any.

                          V. NONCOMPETITION PROVISIONS

        5.01    The parties hereto agree that the covenants, agreements and restrictions (hereinafter refereed to or known as "this
                covenant") contained herein are necessary to protect the
                business goodwill, business interests and proprietary rights of
                Communicate Now.com Inc. and that the parties hereto have
                independently discussed, reviewed and had the opportunity of legal counsel to consider this agreement and now hereby agree and stipulate the following:

                (a) This covenant is an integral part of an enforceable
                    agreement and the covenants contained herein were made at
                    the time this agreement was consummated by the parties
                    hereto.

                (b) This covenant is fair and reasonable in its:

                        7.       Geographical area;

                        8.       Length of time; and

                        9.       Scope of activity being restrained.

        5.02    Restrictive Covenants. Employee expressly agrees that while the contract is in effect, and for a period of one year following the termination of this Agreement, Employee will not directly or indirectly, as an employee, agent, proprietor, partner, broker, stockholder, officer, director, or otherwise, render any service to, on Employee's own behalf or on behalf of any other person or entity, engage in or own a part of any competitive business or organization or plan that would compete directly or indirectly with Employee's business, in any country, world wide, without prior written consent of employer.

                (a) Employee further expressly agrees that Employee will not use for Employee's own benefit or disclose to any person any
                    information, including confidential information, of Employer obtained or learned while acting as an employee for
                    Employer, without prior written consent of Employer.

                (b) The agreements contained in this section on the part of
                    Employee shall be construed as agreements independent of any other provision of this Agreement. The existence of any
                    claim or cause of action against Employee by Employer,
                    whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the agreements contained in this section.

        5.03    The parties hereby agree and acknowledge that employer has spent considerable sums of money and time in developing good customer contact and rapport and that the client list or customer list developed by Employer is worth a considerable amount of money and therefore is a benefit which Employer seeks to protect. Such protection is hereby agreed and acknowledged by both parties as being reasonable consideration for establishing this restrictive covenant.

        5.04    The parties hereby agree that it may be difficult or
                impracticable to calculate or ascertain actually or definitely the damages that Employer may suffer if Employee causes a breach of this provision. Therefore Employer may resort, without
                prejudice to any appropriate legal remedy, by injunction or otherwise. If any of the foregoing restrictions in this
                provision are held to be invalid, they shall be deemed to be severable and shall not defeat the remaining provisions in this
                Agreement.

        5.05   Property Rights of Employer. Employee recognizes that the
               business interests of Employer require a confidential
               relationship between Employer and its employees, and the fullest protection and confidential treatment of its trade secrets, customer list, know-how, products and other business knowledge developed, conceived and learned by Employee during the course of employment. Accordingly, Employee agrees that, during the term of employment with Employer, Employee will keep secret and
               confidential all such information, trade secrets, products, know-
               how, and customer lists and will not use the same to aid Employee or others, either directly or indirectly. Employee further agrees that, on termination of this Agreement, Employee will surrender to Employer all papers, formulas, information documents, writings and other properties in Employee's possession relating to
               employer's business, including both originals and any copies of such material. Employee also agrees that Employee will not withhold any such documentation from Employer. All customer lists, and all records of the accounts of customers, and other records and books relating in any manner whatsoever to the customers and prospective customers of Employer shall be the exclusive property of Employer. Employee shall immediately return all such books, records and catalogs to Employer upon the
               termination of this Agreement. Employee shall also return to
               Employer any and all identification cards, credit cards, business documents or other documents, if any, to Employer upon the termination of this Agreement.

        5.06    Soliciting Customers after Termination of This Agreement.
                Employee shall not, for a period of one year immediately
                following the termination of this Agreement, regardless of the reasons or cause for the termination and regardless of the party causing the termination, either directly or indirectly: (a) make known to any person, firm or corporation the names and addresses of any of the customers of Employer or any other information pertaining to them; or (b) call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of Employer on whom Employee called or with whom Employee became acquainted during the term of the Agreement either for
                Employee's benefit or for any other person or entity.

                    VI. GENERAL AND ADMINISTRATIVE PROVISIONS

        6.01    Parties Bound. This Agreement shall be binding on an inure to the benefit of the parties and their respective heirs,
                executors, administrators, legal representatives, successors and assigns.

        6.02    Assignment. Employee shall have no right to transfer or assign
                Employee's interest in this Agreement without the prior written consent of employer.

        6.03    Corporate Authority. If any party to this Agreement is a legal entity (partnership, corporation and/or trust), that party represents to the other that this Agreement, the transaction contemplated in this Agreement, and its execution and delivery, have been duly authorized by all necessary partnership,
                corporate, or trust proceedings and actions, including without limitation action on the part of the directors, if the party is a corporation. Certified copies of the corporate or other
                resolutions authorizing this transaction shall be delivered at execution.

        6.04    Time limits. Time is of the essence in this Agreement; and all time limits shall be strictly construed and rigidly enforced.

        6.05    No Waiver. A failure or delay in the enforcement of the rights detailed in this Agreement by Employer shall not constitute a waiver of those rights or be considered a basis for estoppel.
                Employer may exercise its rights under this Agreement despite any delay or failure to enforce those rights.

        6.06    Dispute or Contest. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction, or interpretation of this Agreement, Employee shall bear the expense of the attorney's fees and costs incurred by Employer in the action.

        6.07    Paragraph Headings. The paragraph headings used in this
                Agreement are descriptive only and shall have no legal force or effect whatever.

        6.08    Use of Pronouns. The use of the neuter, masculine, or singular to refer to a party described in this Agreement shall be deemed a proper reference whether the party is an individual, a
                partnership, a corporation, or a group of two or more
                individuals, partnerships, or corporations. The grammatical changes required to make the provisions of this Agreement
                applicable to corporations, partnerships, individuals, or groups of individuals, or to females as well as males shall in all instances be assumed as though in each case fully expressed.

        6.09    Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in, Bell County, Texas.

        6.10    Severability. If any provision of this agreement shall, for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision of this Agreement shall not be deemed to invalidate any other provisions of this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroy the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.

        6.11    Entire Agreement. This Agreement represents the entire agreement by and between the parties, except as otherwise provided in this
                Agreement, and it may not be changed except by written amendment duly executed by all parties.

        6.12    Claims. All claims of Employee for compensation owed will be waived by Employee if not claimed within 30 days from the date of the termination of this Agreement.

        6.13    Damages. In the event of a breach of this Agreement by Employee resulting in damages to Employer, Employer may recover from
                Employee such damages as Employer has sustained.

SIGNED, accepted and agreed to by the undersigned parties who hereby acknowledge that they have read and understood this Agreement and the Attachments thereto, and that they execute this legal document voluntarily and of their own free will.

Employer: Communicate Now.com Inc.

By: ______________________________________________________
         David Hancock, President

Employee: ________________________________________________
                  Bernadette Pate